Exhibit 99.1

AsiaInfo-Linkage Reports Unaudited Second Quarter 2011 Results

— Meeting guidance, net revenue (non-GAAP)1 is US$110.3 million

— Meeting guidance, net income attributable to AsiaInfo-Linkage, Inc. (non-GAAP)2 per basic share is US$0.40

BEIJING/SANTA CLARA, Calif. – August 4, 2011 – AsiaInfo-Linkage, Inc. (NASDAQ: ASIA) (“AsiaInfo-Linkage,” the “Company,” “we,” “us” or “our”), a leading provider of telecommunication software solutions and services in China, today announced financial results for the quarter ended June 30, 2011.

“After a year following the close of the merger with Linkage, we are pleased to announce that the integration has been successfully completed,” said AsiaInfo-Linkage Co-Chairman James Ding. “As of today, we achieved the goals set forth by the board of directors. With the dedicated effort from the integration committee and the entire management team, the Company has fully integrated customer facing sales and service organizations, human resource policies, and product and solution platforms. Moreover, the Company now operates on an integrated IT system and has standardized project management, accounting and financial reporting. As the task that it set out to perform has now been completed, the board of directors and management team has dissolved the integration committee.”

AsiaInfo-Linkage’s Executive Co-Chairman Libin Sun added, “Our stable financial performance throughout the past four quarters reflects the success of our integration efforts. With the completion of the integration process the Company will continue offering a comprehensive end-to-end telecom software solution and also focus on building new growth drivers and capitalizing on business opportunities that develop in the market.”

“We are confident in the long term growth of the Company as the successful completion of integration serves to unlock AsiaInfo-Linkage’s potential,” said AsiaInfo-Linkage President and Chief Executive Officer Steve Zhang. “We are pleased with the steady stream of sales contracts in the second quarter of 2011 as our demand pipeline continues to grow. Competition only continues to intensify between China’s telecom carriers as they increase investment in Internet-related services like e-channel and WIFI network solutions. Carriers’ needs and requirements are increasingly more sophisticated as they look to differentiate themselves and retain loyal long-term customers, and this plays well to our Company’s strengths. In the second quarter, we continued signing contracts with our customers, such as NG BOSS 3.0 upgrades with China Mobile, BSS software development contracts with China Unicom’s six Northern provinces, billing and CRM upgrades with China Telecom, as well as a business operation support systems contract with Gehua Cable in Beijing. On the international front, we have witnessed steady progress in developing and delivering our CRM and BI solutions to U-Mobile in Malaysia as we continue to look for additional opportunities to build our brand abroad.”

Mr. Zhang continued, “Our focus remains on increasing share of wallet with our existing telecommunications customers. We are confident in our ability to secure additional sales contracts in the second half of 2011 as we position ourselves favorably to grow and deliver long-term shareholder return.”

[1]

Net revenue (non-GAAP) measures used in this press release represent total revenue net of third-party hardware costs. A reconciliation of all non-GAAP measures used in this press release to the most directly comparable GAAP measures is provided at the end of this press release.

[2]

Net income attributable to AsiaInfo-Linkage, Inc. (non-GAAP) and net income attributable to AsiaInfo-Linkage, Inc. (non-GAAP) per basic share measures exclude share-based compensation expenses, amortization of acquired intangible assets, non-recurring merger related expenses, after-tax dividend income and a 15% tax rate adjustment for the Company’s Nanjing subsidiary.

Recent Developments

On July 1, 2010, AsiaInfo Holdings, Inc. (“AsiaInfo”) completed its merger with IT software and solutions provider Linkage Technologies International Holdings Limited (“Linkage”) and was renamed AsiaInfo-Linkage, Inc. Starting from the third quarter of 2010, AsiaInfo-Linkage’s financial statements consolidated Linkage’s operating results and financial position.

On December 1, 2010, AsiaInfo-Linkage announced the divestiture of its IT security business. Results for the IT security business have been retrospectively reclassified to discontinued operations, and AsiaInfo-Linkage no longer segments results between the telecom solutions business and the IT security business.

On January 30, 2011, AsiaInfo-Linkage announced that its board of directors authorized a stock repurchase program, under which AsiaInfo-Linkage may repurchase up to US$60.0 million in aggregate value of the outstanding common stock of the Company. As of June 30, 2011, the entire amount allocated to the program had been used for the repurchase of approximately 3.2 million shares. Since trading in the Company’s shares commenced on the NASDAQ in 2000, AsiaInfo-Linkage has repurchased a total of approximately 15.4 million shares for an aggregate amount of approximately US$132.8 million.

In the second quarter of 2011, AsiaInfo-Linkage signed Business Support System (“BSS”) Convergent software package contracts for six China Unicom subsidiaries in Beijing, Hebei, Henan, Heilongjiang, Liaoning and Shandong provinces. In addition, the Company signed a BSS Convergent implementation contract with Heilongjiang Unicom.

On July 29, 2011, AsiaInfo-Linkage announced the signing of a Business Operation Support Systems (“BOSS”) contract with Gehua Cable, a leading cable television operator in Beijing.

On August 1, 2011, AsiaInfo-Linkage’s board of directors and management team had come to an agreement that the integration of the two combined companies had been completed. The main areas completed during the integration included customer facing sales and service organizations, human resource policies, product and solution platforms as well as IT system, project management, accounting and financial reporting practices.

Second Quarter 2011 Financial Results

Total revenues for the second quarter of 2011 were US$116.2 million, an increase of 95.9% year-over-year and 1.5% sequentially. Meeting guidance, net revenue (non-GAAP) for the second quarter of 2011 was US$110.3 million, an increase of 89.8% year-over-year and 1.6% sequentially. The year-over-year increase was mainly due to the merger with Linkage and the sequential increase was the result of the steady demand for the Company’s services and solutions from China’s telecom carriers.

Gross margin for the quarter was 42.2%, compared to 58.1% in the year-ago period and 45.6% in the previous quarter. Gross margin of net revenue (non-GAAP)3 was 49.5% in the second quarter of 2011, compared to 60.2% in the year-ago period and 53.2% in the previous quarter. The decrease in gross margin (non-GAAP) year-over-year primarily reflected the Linkage merger as the Company deployed additional research and development (“R&D”) employees into client services, as disclosed in the previous three quarters, driving up cost of revenues. The sequential decrease in gross margin reflected an increase in headcount of delivery personnel for upcoming contracts in the Company’s pipeline. In the second quarter the sequential decrease also reflected a US$1.9 million provision for anticipated loss from the BSS Convergent implementation contract signed with Heilongjiang Unicom.

Total operating expenses for the second quarter of 2011 increased 71.6% year-over-year and decreased 7.2% sequentially to US$34.6 million. The year-over-year increase was primarily attributable to the merger with Linkage. Sales and marketing expenses for the second quarter of 2011 increased 163.0% year-over-year and decreased 0.3% sequentially to US$19.2 million. The year-over-year

[3]

Gross margin of net revenue (non-GAAP) is calculated by dividing gross profit excluding third party hardware costs, amortization of acquired intangible assets, and share-based compensation expenses, by net revenue (non-GAAP).

increase was primarily attributable to the merger with Linkage, while the slight sequential decrease was primarily due to stricter expense control in the second quarter. General and administrative (“G&A”) expenses for the second quarter of 2011 increased 26.2% year-over-year and decreased 29.8% sequentially to US$5.6 million. The year-over year increase in G&A expenses was primarily attributable to the merger with Linkage. The sequential decrease in G&A expenses was primarily due to a special bad debt provision of US$0.9 million in the province of Xinjiang recorded in the first quarter of 2011. R&D expenses increased 41.4% year-over-year and 18.9% sequentially to US$11.9 million. The year-over-year and sequential increases in R&D expenses are consistent with the Company’s goal of investing in product development for current and anticipated overseas expansion and product standardization. In the second quarter, the Company received and recorded a government subsidy of US$2.1 million as a reward for its high-tech software innovation.

As a result of the aforementioned, income from operations for the second quarter of 2011 was US$14.5 million, an increase of 1.6% year-over-year and a decrease of 3.2% sequentially. Operating margin of total revenue was 12.5% for the second quarter of 2011, compared to 24.1% in the year-ago period and 13.1% in the previous quarter. The year-over-year decrease in operating margin was mainly attributable to the amortization of intangible assets acquired during the merger with Linkage.

Operating margin of net revenue (non-GAAP)4 for the second quarter of 2011 was 26.6%, compared to 29.9% in the year-ago period and 27.4% in the previous quarter. The year-over-year decrease in operating margin of net revenue (non-GAAP) was primarily due to the increase in operating expenses as a result of the merger with Linkage.

Other income for the second quarter of 2011 was US$1.2 million compared to US$1.4 million in the year-ago period and US$1.5 million in the previous quarter.

As a result of the qualification as a High and New Technology Enterprise (“HNTE”) of the Company’s Nanjing subsidiary, Linkage-AsiaInfo Technologies (Nanjing), Inc. (“LKNJ”) and our current expectation of renewing this status going forward, the tax rate applicable to LKNJ was reduced from the previous rate of 25.0% to a 15.0% preferential tax rate. This effect resulted in a US$20.6 million reduction in the deferred tax liability related to LKNJ’s intangible assets amortization and a US$2.3 million reduction in the deferred tax asset related to welfare accrual, both of which were previously calculated at a tax rate of 25.0%. Including the above, the net tax effect was an income tax credit of US$16.5 million recorded for the second quarter of 2011 compared to an income tax expense of US$2.4 million in the year-ago period and an income tax credit of US$1.0 million in the previous quarter.

On a GAAP basis, in the second quarter of 2011, the Company recorded net income attributable to AsiaInfo-Linkage, Inc. of US$32.9 million, or US$0.45 per basic share, compared to US$13.9 million, or US$0.29 per basic share, in the year-ago period and US$17.8 million, or US$0.24 per basic share, in the previous quarter. The tax rate adjustment for LKNJ increased the Company’s earnings per basic share by US$0.25.

In the second quarter of 2011, net income attributable to AsiaInfo-Linkage, Inc. (non-GAAP) was US$29.3 million or US$0.40 per basic share. Net income attributable to AsiaInfo-Linkage, Inc. (non-GAAP) in the year-ago period was US$16.7 million or US$0.35 per basic share. Net income attributable to AsiaInfo-Linkage, Inc. (non-GAAP) in the previous quarter was US$32.7 million or US$0.44 per basic share. Net income attributable to AsiaInfo-Linkage, Inc. (non-GAAP) increased 75.0% year-over-year and decreased 10.4% sequentially. The year-over-year increase was primarily due to the merger with Linkage and the sequential decrease was mainly attributable to the “Key Software Enterprise” tax rate adjustment in the first quarter, which positively impacted first quarter 2011 net income attributable to AsiaInfo-Linkage, Inc. (non-GAAP).

[4]

Operating margin of net revenue (non-GAAP) is calculated by dividing income from operations, amortization of acquired intangible assets, share-based compensation expenses and non-recurring merger related expenses, by net revenue (non-GAAP).

For the second quarter of 2011, AsiaInfo-Linkage had a net operating cash outflow of US$21.8 million mainly as a result of 2010 bonus payments made during the quarter amounting to US$35.5 million.

As of June 30, 2011, AsiaInfo-Linkage had cash and cash equivalents and restricted cash totaling US$204.3 million and short-term investments totaling US$32.8 million.

As of June 30, 2011, AsiaInfo-Linkage had gross accounts receivable of US$298.1 million compared to US$302.8 million as of March 31, 2011. Gross accounts receivable includes agent arrangements with International Business Machines Corporation or its distributors and for a few other hardware companies (“IBM-Type Arrangements”). Since these arrangements typically consist of back-to-back payment terms for certain products sold to AsiaInfo-Linkage customers, there is no impact on the Company’s cash flow or days of sales outstanding (“DSO”). Net accounts receivable, which excludes IBM-Type Arrangement and IT Security business released account receivable, was US$220.7 million as of June 30, 2011, compared to US$216.9 million as of March 31, 2011. This slight sequential increase in net accounts receivable was in line with the Company’s sequential growth in revenue. This resulted in the Company’s DSO being 159 days as of June 30, 2011, flat compared to DSO as of March 31, 2011. A table presenting further information regarding the Company’s gross accounts receivable, net accounts receivable, revenues and DSO is provided at the end of this press release.

First Half 2011 Financial Results

Total revenue for the first half of 2011 was US$230.7 million, an increase of 94.6% year-over-year. Net revenue (non-GAAP) for the first half of 2011 was US$218.9 million, an increase of 89.0% year-over-year.

In the first half of 2011, gross margin was 43.9%, compared to 59.5% in the year-ago period. Gross profit as a percentage of net revenue (non-GAAP) was 51.3% in the first half of 2011, compared to 61.9% in the year-ago period.

Income from operations for the first half of 2011 was US$29.5 million, an increase of 11.2% year-over-year.

In the first half of 2011, AsiaInfo-Linkage recorded net income attributable to AsiaInfo-Linkage, Inc. of US$50.8 million, or US$0.68 per basic share, compared to US$24.3 million, or US$0.51 per basic share, in the year-ago period, an increase of 33.3% year-over-year.

Net income attributable to AsiaInfo-Linkage, Inc. (non-GAAP) was US$61.9 million or US$0.83 per basic share in the first half of 2011, an increase of 20.3% year-over-year.

Business Outlook

AsiaInfo-Linkage expects third quarter 2011 net revenue (non-GAAP) to be in the range of US$115 million to US$119 million. The Company expects third quarter 2011 net income attributable to AsiaInfo-Linkage, Inc. per basic share (non-GAAP) to be in the range of US$0.34 to US$0.37.

ASIAINFO-LINKAGE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(Amounts in thousands of US$, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Revenues:
Software products and solutions	$102,849	$51,773	$204,233	$105,528
Service	7,140	6,288	14,017	10,122
Third party hardware	6,197	1,237	12,417	2,891

Total revenues	116,186	59,298	230,667	118,541

Cost of revenues:
Software products and solutions	57,228	21,015	109,797	40,660
Service	3,986	2,668	7,743	4,579
Third party hardware	5,887	1,175	11,796	2,746

Total cost of revenues	67,101	24,858	129,336	47,985

Gross profit	49,085	34,440	101,331	70,556

Operating (income) expenses:

Sales and marketing	19,201	7,300	38,456	14,914
General and administrative	5,626	4,458	13,640	13,105
Research and development	11,855	8,384	21,824	15,972
Government subsidy	(2,125)	—	(2,125)	—
Total operating (income) expenses	34,557	20,142	71,795	43,991

Income from operations	14,528	14,298	29,536	26,565

Other income (expenses):
Interest income	1,195	741	2,613	1,402
Dividend income	176	250	180	254
Gain from sales of short-term investments	—	472	199	472
Other expenses, net	(160)	(50)	(275)	(50)

Total other income, net	1,211	1,413	2,717	2,078

Income before income tax (benefit) expense and discontinued operations	15,739	15,711	32,253	28,643
Income tax (benefit) expense	(16,512)	2,429	(17,507)	4,484
Income from continuing operations	32,251	13,282	49,760	24,159
Discontinued operations
Gain (loss) from operations of discontinued operations	—	242	—	(979)
Income tax (expense) benefit for discontinued operation	—	(53)	—	213
Income (loss) from discontinued operations, net of taxes	—	189	—	(766)

Net income	32,251	13,471	49,760	23,393

Less: Net loss attributable to noncontrolling interest	(698)	(435)	(1,029)	(858)

Net income attributable to AsiaInfo-Linkage, Inc.	$32,949	$13,906	$50,789	$24,251

Earnings per share:
Net income from continuing operations attributable to AsiaInfo-Linkage, Inc. common stockholders
Basic	0.45	0.29	0.68	0.53
Diluted	0.45	0.29	0.68	0.52

Net income (loss) from discontinued operations attributable to AsiaInfo-Linkage, Inc. common stockholders
Basic	0.00	0.00	0.00	(0.02)
Diluted	0.00	0.00	0.00	(0.02)
Net income attributable to AsiaInfo-Linkage, Inc. common stockholders
Basic	$0.45	$0.29	$0.68	$0.51

Diluted	$0.45	$0.29	$0.68	$0.50

Weighted average shares used in computation:
Basic	73,318,324	47,328,078	74,150,914	47,277,978

Diluted	73,961,561	48,325,405	74,766,963	48,264,122

ASIAINFO-LINKAGE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(Amounts in thousands of US$, except share and per share amounts)

	As of
	Jun 30, 2011	Dec 31, 2010
ASSETS:
Current Assets:
Cash and cash equivalents	$188,141	$237,844
Restricted cash	16,141	13,943
Short term investments – held to maturity securities	—	10,570
Short term investments – available for sale securities	32,794	31,682
Accounts receivable, trade (net of allowances of $3,862 and $2,514 as of June 30, 2011 and December 31, 2010, respectively)	298,146	258,338
Inventories, net	6,368	9,902
Other receivables	5,639	5,934
Deferred income tax assets – current	11,577	13,781
Prepaid expenses and other current assets	10,781	4,774

Total current assets	569,587	586,768

Long term investments	5,646	5,646
Property and equipment, net	6,605	5,961
Other acquired intangible assets, net	183,845	209,626
Deferred income tax assets – non-current	2,069	2,066
Goodwill	433,315	433,139
Prepayment for land use right	13,104	10,000

Total Assets	$1,214,171	$1,253,206

LIABILITIES, REDEEMABLE NONCONTROLLING INTEREST AND EQUITY
Current Liabilities:
Accounts payable	$105,370	$89,867
Accrued expenses	27,411	25,391
Deferred revenue	20,686	27,963
Accrued employee benefits	53,665	72,309
Other payables	6,475	6,608
Income taxes payable	10,270	18,457
Other taxes payable	9,949	11,678
Deferred income tax liabilities – current	3,711	3,657

Total current liabilities	237,537	255,930

Unrecognized tax benefits – non-current	3,154	4,870
Deferred income tax liabilities – non-current	31,232	51,836
Other long term liabilities	274	274

Total Liabilities	$272,197	$312,910

Redeemable noncontrolling interest	1,323	1,918

Equity:
Common stock	781	779
Additional paid-in capital	844,856	840,328
Treasury stock, at cost	(87,746)	(27,749)
Statutory reserve	21,640	21,640
Retained earnings	122,865	72,076
Accumulated other comprehensive income	38,179	30,794

Total AsiaInfo-Linkage, Inc. stockholders’ equity	$940,575	$937,868

Noncontrolling interest	76	510

Total equity	940,651	938,378

Total Liabilities, Redeemable Noncontrolling Interest and Equity	$1,214,171	$1,253,206

Second Quarter 2011 Conference Call Details

AsiaInfo-Linkage management will hold an earnings conference call at 5:00 p.m. Pacific Time / 8:00 p.m. Eastern Time on Thursday, August 4, 2011 (8:00 a.m. Beijing/Hong Kong Time on Friday, August 5, 2011). Management will discuss results and highlights of the quarter and answer questions from investors.

The dial-in numbers for the conference call are as follows:

U.S. Toll Free: +1-888-396-2298

China Toll Free: 10-800-130-0399 / 10-800-152-1490 / 10-800-852-1490

Hong Kong Toll Free: ###-##-####

Hong Kong: +852-3002-1672

International: +1-617-847-8708

The passcode for the call is 18495503.

A replay of the call will be available until 11:00 p.m. Eastern Time on August 11, 2011 by dialing one of the following numbers:

U.S Toll Free: +1-888-286-8010

International: +1-617-801-6888

The passcode for the replay is 31856352.

Additionally, a live and archived webcast of this call will be available on the Investor Relations section of the AsiaInfo-Linkage website at www.asiainfo-linkage.com.

About AsiaInfo-Linkage, Inc.

AsiaInfo-Linkage, Inc. (NASDAQ: ASIA) is a leading provider of high-quality software solutions and IT services in China’s telecommunications industry. The company was formed through a merger between AsiaInfo and Linkage on July 1, 2010. The combined Company leverages both AsiaInfo’s and Linkage’s leading market positions and complementary customer bases to provide a robust, comprehensive service offering primarily to China’s telecom operators. AsiaInfo-Linkage’s world-class R&D capabilities and extensive base of highly skilled engineers provide best-of-class solutions to help customers differentiate themselves from the competition.

For more information about AsiaInfo-Linkage, please visit www.asiainfo-linkage.com.

Reconciliation of non-GAAP Measures

This earnings release presents the following “non-GAAP financial measures” as defined by applicable U.S. securities regulations. The presentation of these non-GAAP financial measures is not meant to be considered in isolation or as a substitute for our financial results prepared in accordance with GAAP. The non-GAAP financial measures are provided as additional information to help both management and investors compare business trends among different reporting periods on a consistent and more meaningful basis and enhance investors’ overall understanding of the Company’s current financial performance and prospects for the future. These non-GAAP measures have limitations, however, because they do not include all items of income and expenses that impact the Company’s operations. Management compensates for these limitations by also considering the Company’s GAAP results. The non-GAAP financial measures the Company uses are not prepared in accordance with, and should not be considered an alternative to measurements required by GAAP and should not be considered measures of the Company’s liquidity. Pursuant to relevant regulatory requirements, we are providing the following reconciliations of the non-GAAP financial measures to the most directly comparable GAAP measures.

(1) Net revenue (non-GAAP)

AsiaInfo-Linkage’s net revenue (non-GAAP) represents total revenue net of third party hardware costs that are passed through to our customers. We believe total revenues net of third party hardware costs more accurately reflects our core business, which is the provision of software solutions and services, and provides transparency to our investors. It is also the same measure used by our management to evaluate the competitiveness and development of our business.

Reconciliation of net revenue (non-GAAP) to GAAP total revenues

	Three Months Ended Jun 30		Six Months Ended Jun 30		2011 Q1
	2011	2010	2011	2010
	(in US dollar thousands)
Total revenues	116,186	59,298	230,667	118,541	114,481
Third party hardware costs	5,887	1,175	11,796	2,746	5,909
Net revenue (non-GAAP)	110,299	58,123	218,871	115,795	108,572

(2) Gross margin of net revenue (non-GAAP)

Gross margin of net revenue (non-GAAP) is calculated by dividing gross profit, excluding third party hardware costs, amortization of acquired intangible assets, and share-based compensation expenses, by net revenue (non-GAAP). We believe that this non-GAAP financial measure provides meaningful supplemental information regarding our performance by excluding certain expenses and income that may not be indicative of our operating performance. Management uses the gross margin of net revenue (non-GAAP) measure to gain a better understanding of the Company’s comparative operating performance from period-to-period and as a basis of planning and forecasting future periods. Management believes this non-GAAP measure, when read in conjunction with the Company’s GAAP gross margin and other GAAP financial metrics, provides useful information to investors by offering: a) the ability to make more meaningful period-to-period comparisons of the Company’s on-going operating results; b) the ability to better identify trends in the Company’s underlying business and perform related trend analysis; c) a better understanding of how management plans and measures the Company’s underlying business; and d) an easier way to compare the Company’s most recent results of operations against investor and analyst financial models.

Reconciliation of gross margin (non-GAAP) to GAAP gross margin

	Three Months Ended Jun 30		Six Months Ended Jun 30		2011 Q1
	2011	2010	2011	2010
Gross margin (GAAP)	42.2%	58.1%	43.9%	59.5%	45.6%
Third party hardware costs[1]	2.3%	1.2%	2.4%	1.4%	2.5%
Amortization of acquired intangible assets[2]	4.6%	0.1%	4.6%	0.1%	4.7%
Share-based compensation expenses[2]	0.4%	0.8%	0.4%	0.9%	0.4%
Gross margin (non-GAAP)	49.5%	60.2%	51.3%	61.9%	53.2%

[1]	Percentages represent the difference between GAAP gross profit divided by GAAP revenue and GAAP gross profit divided by net revenue (non-GAAP).
[2]	Percentages represent the result of dividing the amounts of amortization of acquired intangible assets or share-based compensation expenses by net revenue (non-GAAP).

(3) Operating margin of net revenue (non-GAAP)

Operating margin of net revenue (non-GAAP) is calculated by dividing income from operations, excluding amortization of acquired intangible assets, share-based compensation expenses and non-recurring merger related expenses, by net revenue (non-GAAP). We believe that this non-GAAP financial measure provides meaningful supplemental information regarding our performance by excluding certain expenses and income that may not be indicative of our operating performance. Management uses the operating margin of net revenue (non-GAAP) measure to gain a better understanding of the Company’s comparative operating performance from period-to-period and as a basis of planning and forecasting future periods. Management believes this non-GAAP measure, when read in conjunction with the Company’s GAAP operating margin and other GAAP financial metrics, provides useful information to investors by offering: a) the ability to make more meaningful period-to-period comparisons of the Company’s on-going operating results; b) the ability to better identify trends in the Company’s underlying business and perform related trend analysis; c) a better understanding of how management plans and measures the Company’s underlying business; and d) an easier way to compare the Company’s most recent results of operations against investor and analyst financial models.

Reconciliation of operating margin (non-GAAP) to GAAP operating margin

	Three Months Ended Jun 30		Six Months Ended Jun 30		2011 Q1
	2011	2010	2011	2010
Operating margin (GAAP)	12.5%	24.1%	12.8%	22.4%	13.1%
Third party hardware costs[1]	0.7%	0.5%	0.7%	0.5%	0.7%
Amortization of acquired intangible assets[2]	11.7%	0.8%	11.8%	0.8%	11.9%
Share-based compensation expenses[2]	1.7%	3.4%	1.7%	3.4%	1.7%
Non-recurring merger related expenses[2]	0%	1.1%	0%	3.6%	0%
Operating margin (non-GAAP)	26.6%	29.9%	27.0%	30.7%	27.4%

[1]	Percentages represent the difference between GAAP operating income divided by total revenues and GAAP operating income divided by net revenue (non-GAAP).
[2]	Percentages represent the result of dividing the amounts of amortization of acquired intangible assets, share-based compensation or non-recurring merger related expenses by net revenue (non-GAAP).

(4) Net income attributable to AsiaInfo-Linkage, Inc. (non-GAAP)

Net income attributable to AsiaInfo-Linkage, Inc. (non-GAAP) excludes share-based compensation expenses, amortization of acquired intangible assets, non-recurring merger related expenses, after-tax dividend income and LKNJ 15% tax rate adjustment. We believe that this non-GAAP financial measure provides meaningful supplemental information regarding our performance by excluding certain expenses and income that may not be indicative of our operating performance. Management uses the net income attributable to AsiaInfo-Linkage, Inc. (non-GAAP) measure to gain a better understanding of the Company’s comparative operating performance from period-to-period and as a basis of planning and forecasting future periods. Management believes the Company’s net income attributable to AsiaInfo-Linkage, Inc. (non-GAAP) measure, when read in conjunction with the Company’s GAAP net income measure and other GAAP financial metrics, provides useful information to investors by offering: a) the ability to make more meaningful period-to-period comparisons of the Company’s on-going operating results; b) the ability to better identify trends in the Company’s underlying business and perform related trend analysis; c) a better understanding of how management plans and measures the Company’s underlying business; and d) an easier way to compare the Company’s most recent results of operations against investor and analyst financial models.

Reconciliation of net income attributable to AsiaInfo-Linkage, Inc. (non-GAAP) to GAAP net income

	Three Months Ended Jun 30		Six Months Ended Jun 30		2011 Q1
	2011	2010	2011	2010
	(in US dollar thousands)
Net income (GAAP)	32,949	13,906	50,789	24,251	17,840
Adjustments:
- Share-based compensation expenses	1,894	1,935	3,791	3,906	1,897
- Amortization of acquired intangible assets	12,876	467	25,793	871	12,917
- Non-recurring merger related expenses	—	658	—	4,158	—
- Dividend income, net of tax	(176)	(250)	(180)	(254)	(4)
- LKNJ 15% tax rate adjustment	(18,289)	—	(18,289)	—	—
Net income (non-GAAP)	29,254	16,716	61,904	32,932	32,650

(5) Net income attributable to AsiaInfo-Linkage, Inc. (non-GAAP) per basic share

Net income attributable to AsiaInfo-Linkage, Inc. (non-GAAP) per basic share is calculated by dividing net income attributable to AsiaInfo-Linkage, Inc. (non-GAAP) (which as discussed above excludes share-based compensation expenses, amortization of acquired intangible assets, non-recurring merger related expenses, after-tax dividend income and LKNJ 15% tax rate adjustment) by the same number of weighted average shares outstanding used in the computation of net income per basic share. Management believes that net income attributable to AsiaInfo-Linkage, Inc. (non-GAAP) per basic share, when used in conjunction with the Company’s GAAP net income attributable to AsiaInfo-Linkage, Inc. per basic share, provides useful information to investors for the same reasons discussed above regarding net income attributable to AsiaInfo-Linkage, Inc (non-GAAP). In addition, net income attributable to AsiaInfo-Linkage, Inc. (non-GAAP) per basic share allows investors to evaluate the Company’s operating performance from period to period on a per share basis, thus providing a useful basis for assessing the Company’s value on a per share basis.

Reconciliation of net income (non-GAAP) per basic share to GAAP net income per basic share

	Three Months Ended Jun 30		Six Months Ended Jun 30		2011 Q1
	2011	2010	2011	2010
	(in US dollars)
Net income per basic share (GAAP)	0.45	0.29	0.68	0.51	0.24
Adjustments:
- Share-based compensation expenses	0.03	0.04	0.05	0.08	0.03
- Amortization of acquired intangible assets	0.17	0.01	0.35	0.02	0.17
- Non-recurring merger related expenses	—	0.01	—	0.09	—
- Dividend income, net of tax	—	—	—	(0.01)	—
- LKNJ 15% tax rate adjustment	(0.25)	—	(0.25)	—	—
Net income per basic share (non-GAAP)	0.40	0.35	0.83	0.69	0.44

Basic shares:	73,318,324	47,328,078	74,150,914	47,277,978	74,992,768

Accounts Receivable, IBM-Type Arrangement Accounts Receivable, Revenue and DSO

Accounts receivable (“AR”) balances included both billed and unbilled amounts. Revenue recognized in excess of billings is recorded as unbilled receivable. In addition to revenues from the sales of its goods and services and from hardware procured on behalf of customers, the Company generated service revenues by acting as a sales agent pursuant to the IBM-Type Arrangements. In December 2010, the Company disposed of its former IT Security business and, accordingly, no longer generates revenues from the sale of its information security products. The Company’s DSO calculations are as follows as of the last day of the respective periods indicated where the AR and revenues below are arrived at after excluding the receivables attributable to the IT Security Business and the IBM-Type Arrangements and the revenues attributable to the IT Security Business, respectively:

1) Q1 2010 DSO = (Q4 2009 net AR + Q1 2010 net AR)/2/Q1 revenue x 90

2) Q2 2010 DSO = (Q4 2009 net AR + Q2 2010 net AR)/2/Q2 cumulative revenue x 180

3) Q3 2010 DSO = (Q4 2009 net AR + Q3 2010 net AR)/2/Q3 cumulative revenue x 270

4) Q4 2010 DSO = (Q4 2009 net AR + Q4 2010 net AR)/2/Q4 cumulative revenue x 360

5) Q1 2011 DSO = (Q4 2010 net AR + Q1 2011 net AR)/2/Q1 revenue x 90

6) Q2 2011 DSO = (Q4 2010 net AR + Q2 2011 net AR)/2/Q2 cumulative revenue x 180

The following table presents further information regarding the Company’s gross AR, net AR, revenues, and DSO.

	2010-Q1	2010-Q2	2010-Q3	2010-Q4	2011-Q1	2011-Q2
	(in US dollar thousands, except DSO)
Gross AR	117,868	120,860	237,730	258,338	302,806	298,146
-IT Security AR	3,061	1,658	3,845	—	—	—
-IBM related AR	45,280	27,135	37,894	70,673	85,923	77,476
Net AR	69,527	92,067	195,991	187,665	216,883	220,670

Revenue	63,465	66,864	121,688	114,380	114,481	116,186
IT Security - Revenue	4,222	7,566	11,226	—	—	—
Revenue (excluding IT Security)	59,243	59,298	110,462	114,380	114,481	116,186

DSO	106	123	157	135	159	159

Cautionary Note Regarding Forward-Looking Statements

The information contained in this document is as of August 4, 2011. AsiaInfo-Linkage assumes no obligation to update any forward-looking statements contained in this document as a result of new information or future events or developments.

This document contains forward-looking information about AsiaInfo-Linkage’s operating results and business prospects that involve substantial risks and uncertainties. You can identify these statements by the fact that they use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. Among the factors that could cause actual results to differ materially are the following: government telecommunications infrastructure and budgetary policy in China; our ability to maintain our concentrated customer base; the long and variable billing cycles for our products and services that can cause our revenues and operating results to vary significantly from period to period; our ability to meet our working capital requirements; our ability to retain our executive officers; our ability to attract and retain skilled personnel; potential liabilities we are exposed to because we extend warranties to our customers; risks associated with cost overruns and delays; our ability to develop or acquire new products or enhancements to our software products that are marketable on a timely and cost-effective basis; our ability to adequately protect our proprietary rights; the competitive nature of the markets we operate in; and political and economic policies of the Chinese government. A further list and description of these risks, uncertainties, and other matters can be found in our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, and in our reports on Forms 10-Q and 8-K filed with the United States Securities and Exchange Commission and available at www.sec.gov.

For more information about AsiaInfo-Linkage, please visit www.asiainfo-linkage.com.

For investor and media inquiries, please contact:

In China:

Mr. Jimmy Xia

AsiaInfo-Linkage, Inc.

Tel: +86-10-8216-6039

Email: ir@asiainfo-linkage.com

Mr. Justin Knapp

Ogilvy Financial, Beijing

Tel: +86-10-8520-6556

Email: asia@ogilvy.com

In the United States:

Ms. Jessica Barist Cohen

Ogilvy Financial, New York

Tel: +1-646-460-9989

Email: asia@ogilvy.com